UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 5.02 of this Form 8-K below is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2012, the Board of Directors (the “Board”) of CNL Lifestyle Properties, Inc. (the “Company”) accepted the resignation of Robert A. Bourne as Vice Chairman of the Board, Director and Treasurer of the Company effective immediately. On the same date, the Board appointed with immediate effect Thomas K. Sittema as its Vice Chairman of the Board and a Director and accepted Mr. Sittema’s resignation as Chief Executive Officer of the Company. Also on April 13, 2012, the Board appointed with immediate effect Stephen H. Mauldin as the Company’s Chief Executive Officer and accepted Mr. Mauldin’s resignation as Chief Operating Officer, which position was left unfilled. Mr. Mauldin will retain his title as President of the Company. On the same date, the Board appointed Joseph T. Johnson as Treasurer of the Company with immediate effect. Mr. Johnson will retain his titles as Senior Vice President and Chief Financial Officer of the Company.

As in the case of all of the Company’s other executive officers, Messrs. Mauldin and Johnson will receive no salary, bonus, or other compensation from the Company and will be compensated in part by the CNL Lifestyle Advisor Corporation (the “Advisor”) pursuant to an employment contract between each of Messrs. Mauldin and Johnson and the Advisor. Mr. Sittema will continue to be compensated by CNL Financial Group, Inc. in his capacity as chief executive officer of that entity and will receive no salary, bonus or other compensation from the Company or the Advisor.

To correct a scrivener’s error, an indemnification agreement with the Company dated April 13, 2012, a representative copy of which is included as Exhibit 99.1 (the “Indemnification Agreement”), has been executed by each of the members of the Board: Messrs. Seneff, Sittema, Douglas, Folken and Woody. The Indemnification Agreement dated April 13, 2012 has also been executed by each of the Company’s executive officers: Messrs. Mauldin and Johnson, Ixchell C. Duarte and Holly J. Greer.

The Indemnification Agreements supersede prior indemnification agreements between the Company and each of (i) Messrs. Seneff, Douglas, Folken and Woody dated March 2, 2004; (ii) Messrs. Sittema and Mauldin dated September 1, 2011; (iii) Mr. Johnson dated January 1, 2006; (iv) Ms. Duarte dated March 14 2012; and (v) Ms. Greer dated December 31, 2009.

For additional information concerning the relationships among the Company, CNL Lifestyle Advisor Corporation, CNL Financial Group, Inc., and officers and directors of the various entities and the risks which arise from those relationships, please refer to the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including the sections captioned “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and the Company’s prospectus dated July 13, 2011 filed with the SEC (including the sections captioned “Risk Factors,” “The Advisor and the Advisory Agreement” and “Conflicts of Interest”).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Form of Indemnification Agreement dated April 13, 2012, between CNL Lifestyle Properties, Inc. and each of James M. Seneff, Jr., Thomas K. Sittema, Bruce Douglas, Dennis N. Folken, Robert J. Woody, Stephen H. Mauldin, Joseph T. Johnson, Ixchell C. Duarte and Holly J. Greer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2012	CNL LIFESTYLE PROPERTIES, INC.

/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President, Chief Financial Officer and Treasurer